CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Magna-Lab Inc. on Form S-8 of our report dated May 22, 2006, which appears in the Annual Report on Form 10-KSB of Magna-Lab Inc. for the year ended February 28, 2006.

Roseland, New Jersey
May 30, 2006


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